UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

SONOCO PRODUCTS COMPANY
 Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 30, 2021, the registrant entered into a Credit Agreement in connection with a new five-year $750 million revolving credit facility which replaces the existing credit facility entered into on July 20, 2017, and reflects substantially the same terms and conditions. Based on the pricing grid in the Credit Agreement and the registrant’s current credit ratings, a London Interbank Offered Rate (LIBOR) borrowing has an all-in drawn margin of 125.0 basis points.

Consistent with prior facilities, the $750 million revolving credit facility will support the registrant’s $500 million commercial paper program.

The joint lead arrangers under the Credit Agreement are: BofA Securities, Inc.; Wells Fargo Securities, LLC; JPMorgan Chase Bank, N.A.; U.S. Bank National Association and TD Securities (USA) LLC. Bank of America, N.A. is the administrative agent and Wells Fargo Bank, National Association; JPMorgan Chase Bank, N.A.; U.S. Bank National Association and TD Bank, N.A. are co-syndication agents. MUFG Bank, Ltd. is the documentation agent.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 is incorporated herein by reference.

Item 8.01    Other Events.
On June 30, 2021, the Company issued a press release announcing its entry into a new $750 million revolving credit facility. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description of Exhibits

99.1	Press Release of Sonoco Products Company, dated June 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: June 30, 2021	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer